Registration No. _____________________________

As filed with the Securities and Exchange Commission on May 1, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 11-2644611
(State or other jurisdication of Incorporation or Organization	(IRS - Employer Identification No.)

734 Walt Whitman Rd.,
Melville, New York 11747
(516) 421-5452

(Address, including zip code, and telephone number,
including area code, or registrant's principal executive offices)

BOVIE MEDICAL CORPORATION
2003 KEY SERVICES STOCK OPTION PLAN

(Full title of plan)

Andrew Makrides
President
Bovie Medical Corporation
734 Walt Whitman Road
Melville, NY 11747
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Alfred V. Greco, Esq.
SIERCHIO GRECO & GRECO, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Tel: 212-246-3030
Fax: 212-246-2225

(Registration Statement cover page continued)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each		Offering	Aggregate	Amount of
Class of	Amount to be	Price Per	Offering	Registration
Be registered	Registered (1)	Share (1)	Price (1)	Fee

Common Stock, Par value $.001 per share (2)	500,000	$6.50	$3,500,000	$99.78

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement under the registrant’s 2003 Key Services Stock Option Plan and available for issuance pursuant to certain stock options the forms of which are attached as exhibits to this Registration Statement.

(3)
Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

STATEMENT

The purpose of this filing is to add 500,000 additional shares of common stock of Bovie Medical Corporation to be covered by our Form S-8 Registration Statement Number 333-134060, originally filed with the Securities and Exchange Commission on May 12, 2006, the contents of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Melville, New York, on this 13th day of December, 2007.

Bovie Medical Corporation
By /S/ Andrew Makrides
Andrew Makrides, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/S/ Andrew Makrides	President, Director,	November 15, 2007
Andrew Makrides	Principal Executive Officer

/S/ Gary Picket	Chief Financial Officer and	November 15, 2007
Gary Pickett	Principal Accounting Officer

Robert J. Saron	Director	November __, 2007

/S/ George Kromer
George Kromer	Director	November 15, 2007

/S/ Brian Madden
Brian Madden	Director	November 16, 2007

/S/ Michael Norman
Michael Norman	Director	November 15, 2007

/S/ Randy Rossi
Randy D. Rossi	Director	November 19, 2007

August Lentricchia	Director	November __, 2007

EXHIBIT INDEX

Sequentially Document Numbered Page	Description of Document

5.1	Opinion of Sierchio Greco & Greco, LLP

23.1	Consent of Sierchio Greco & Greco, LLP
(contained in opinion)

23.2	Consent of Bloom & Company